Exhibit 5.9

CONSENT OF ALLAN ARMITAGE

To:	United States Securities and Exchange Commission

Re:	Endeavour Silver Corp. (the "Company") Form F-10 Consent of Expert

This consent is provided in connection with the Company's registration statement on Form F-10 (the “Registration Statement”) to be filed by the Company with the United States Securities and Exchange Commission (the "SEC") pursuant to the United States Securities Act of 1933. The Registration Statement incorporates by reference, among other things, the Company's Annual Information Form for the year ended December 31, 2024 (the "AIF"), and the Company's Management Discussion and Analysis for the year ended December 31, 2024 (the "MD&A").

I hereby consent to the use of my name and the quotation, summary or incorporation by reference to the AIF and MD&A in the Annual Report and the Registration Statement of the portions prepared by me of the following technical reports:

•	"Mineral Resource Estimate for the Pitarrilla Ag-Pb-Zn Project, Durango State, Mexico", dated March 15, 2023, with an effective date of October 6, 2022

Dated the 1st day of April, 2025

/s/ Allan Armitage

Allan Armitage, Ph. D., P. Geo